Exhibit 10(g)

FIRST AMENDMENT TO CREDIT AGREEMENT

    FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 2, 2006, among TASTY BAKING COMPANY (the “Company”), the direct and indirect subsidiaries of the Company parties hereto (together with the Company, each a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (collectively, the “Banks”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the “Agent”).

WI T N E S S E T H:

    WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement, dated as of September 13, 2005 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement");

    WHEREAS, the Company has advised the Agent and the Banks that the Company has entered into that certain Option Agreement dated as of July 7, 2006 (the “Option Agreement”) with Keystone Redevelopment Partners, LLC (the “Purchaser”) pursuant to which the Company has sold to the Purchaser an option to purchase (the “Real Estate Option”) that certain real property located at 3413 Fox Street, Philadelphia, PA (the “Tasty Property”); and

    WHEREAS, the Borrowers, the Agent, and the Banks have agreed to amend the Credit Agreement by modifying the Minimum Tangible Net Worth covenant, subject to the terms hereof.

    NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

    2.  Consent to Sale of Tasty Property. The Agent and the Banks hereby consent to (a) the sale of the Real Estate Option to the Purchaser pursuant to the terms of the Option Agreement and (b) upon the exercise of the Real Estate Option by the Purchaser, the final sale of the Tasty Property to the Purchaser which shall be consistent in all material respects with the terms of the Option Agreement. For the avoidance of doubt, the sale of the Real Estate Option and the final sale of the Tasty Property, when and if it occurs, shall not constitute a Default or an Event of Default.

    3. Amendment to Credit Agreement. Effective the date set forth above, subsection 6.1(a) of the Credit Agreement is hereby amended and restated to read in full as follows:

    “(a)  Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Company and its consolidated Subsidiaries at any time to be less than the sum of (i) $38,500,000, plus (ii) on a cumulative basis any non-cash pension gains recorded during any fiscal quarter commencing with the fiscal quarter ending September 30, 2005, minus (iii) on a cumulative basis any non-cash pension charges recorded for any fiscal quarter commencing with the fiscal quarter ending September 30, 2005, plus (iv) on a cumulative basis fifty percent (50%) of net income (or, in the case of a deficit, zero percent (0%)) for the Company and its consolidated Subsidiaries in respect of each fiscal quarter commencing with the Borrowers’ fiscal quarter ending June 30, 2005, with each increase or decrease to be effective as of the last day of each such fiscal quarter.”

    4. Representations and Warranties. Each Borrower hereby represents and warrants to the Banks and the Agent that:

    (a) There exists no Default or Event of Default under the Credit Agreement;

    (b) The representations and warranties made in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period; and

    (c)  The execution and delivery of this Amendment by and on behalf of each Borrower has been duly authorized by all requisite action on behalf of such Borrower, and this Amendment constitutes the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with their terms.

    5.  Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

    (a) The Agent having received the following, all of which shall be in form and substance satisfactory to the Agent and its counsel:

            (i) This Amendment duly executed by the Borrowers, the Agent and the Banks; and

            (ii)  Such additional documents, certificates, and information as the Agent may require pursuant to the terms hereof or otherwise reasonably request.

    (b) The representations and warranties set forth in the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date hereof, except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period shall be true and correct in all material respects only as of such date or period.

    (c) There exists no Default or Event of Default under the Credit Agreement as amended hereby.

    6.  Borrowers’ Ratification. The Borrowers agree that they have no defenses or set-offs against the Banks or the Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Credit Agreement and the other Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. The Borrowers hereby ratify and confirm their respective obligations under the Credit Agreement and the other Loan Documents and agree that the execution and delivery of this Amendment does not in any way diminish or invalidate any of their obligations thereunder.

    7.  Limited Effect. All terms, conditions, provisions and covenants in the Credit Agreement and the other Loan Documents and all other documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Credit Agreement or any of the Loan Documents or any other document executed in connection therewith, the terms and provisions hereof shall control. Except as set forth herein, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Credit Agreement or the other Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

    8.  Integration. This Amendment constitutes the sole agreement of the parties with respect to the terms hereof and shall supersede all oral negotiations and the terms of prior writings with respect thereto.

    9.  Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    10. Miscellaneous.

    (a) Expenses. The Borrowers agree to pay all of the Agent’s reasonable out-of-pocket fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other documents executed in connection herewith, including without limitation, the reasonable fees and expenses of counsel to the Agent.

    (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    (c)  Successor and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

    (d)  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

    (e)  Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

    (f)  Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TASTY BAKING COMPANY

By: /s/ Eugene P. Malinowski
Name: Eugene P. Malinowski
Title: Corporate Treasurer

TASTYKAKE INVESTMENT COMPANY

By: /s/ Eugene P. Malinowski
Name: Eugene P. Malinowski
Title: Treasurer

TBC FINANCIAL SERVICES, INC.

By: /s/ Eugene P. Malinowski
Name:Eugene P. Malinowski
Title: Treasurer

TASTY BAKING OXFORD, INC.

By: /s/ Eugene P. Malinowski
Name:Eugene P. Malinowski
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Agent, Swing Line Bank, Issuing Bank and a Bank

By: /s/ Forrest B. Patterson
Forrest B. Patterson
Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Bank

By: /s/ Mark A. Bomberger
Mark A. Bomberger
Senior Vice President